Exhibit 4.56

Assignment Agreement

Dated April 2, 2018

Among

(1) PARTICLE INC.

as Borrower

(2) Particle (HK) Limited

as a Covenantor

(3) Beijing Particle Information Technology Co., Ltd.

as a Covenantor

(4) Beijing Yidianwangju Technology Co., Ltd.

as a Covenantor

(5) PHOENIX NEW MEDIA LIMITED

As Existing Lender

and

(6) Long De Cheng Zhang Culture Communication (Tianjin) Co., Ltd.（龙德成长文化传播（天津）有限公司）

As New Lender

This Assignment Agreement is dated April 2, 2018 and made among:

(1)                                 Particle Inc., an exempted limited liability company organized under the laws of the Cayman Islands (the “Borrower”);

(2)                                 Particle (HK) Limited, a company organized under the laws of Hong Kong and a Subsidiary of the Borrower (the “HK Subsidiary”);

(3)                                 Beijing Particle Information Technology Co., Ltd., a company incorporated under the laws of the PRC and a subsidiary of the borrower (the “PRC Subsidiary”);

(4)                                 Beijing Yidianwangju Technology Co., Ltd., a company incorporated under the laws of the PRC and a variable interest entity and subsidiary of the borrower (the “PRC VIE”);

(5)                                 Phoenix New Media Limited (the “Existing Lender”); and

(6)                                 Long De Cheng Zhang Culture Communication (Tianjin) Co., Ltd.（龙德成长文化传播（天津）有限公司） (the “Long De”).

Long De and/or its designated affiliate shall be referred to herein as the “New Lender”.

Reference is made to the Loan Agreement dated August 10, 2016, among Particle Inc., as borrower, HK Subsidiary, PRC Subsidiary and PRC VIE, together as covenantors, Phoenix New Media Limited, as lender, as amended by Amendment No. 1 dated January 20, 2017, Amendment No. 2 dated August 9, 2017, and Amendment No. 3 dated January 22, 2018 (the “Agreement”).

(1)                                 We refer to the Agreement. This is an Assignment Agreement.  Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

(2)                                 We refer to Clause 18.3 (Procedure for transfer). Subject to the fulfillment by the New Lender and the Borrower of their respective payment obligations provided in Clause 3 of this Assignment Agreement (the date of such fulfillment, the “Transfer Date”),

(a)                               The Existing Lender shall assign absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to the loan with the principal amount of US$14,800,000 (the “Assigned Loan”) on the Transfer Date.

(b)                               The Existing Lender shall be released from all the obligations of the Existing Lender which correspond to the Assigned Loan on the Transfer Date.

(c)                                The New Lender shall become a Party as a Lender and is (i) entitled to the rights assigned by the Existing Lender under paragraph (a) above and (ii) bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above on the Transfer Date.

(3)                                 In consideration for the Assigned Loan, the New Lender shall pay the Existing Lender US$16,988,180.00 on the Transfer Date. In addition, the Borrower shall pay the Existing Lender on the Transfer Date (i) the accrued but unpaid interest on the Assigned Loan for the period from August 9, 2017 to the Transfer Date and (ii) all of the costs and expenses in connection with Fund Raising up to the Transfer Date as provided in Clause 13.1 of the Loan Agreement. For the avoidance of doubt, (i) the New Lender and the Borrower shall respectively perform their own obligations, and shall not be considered bearing joint and several liability under any circumstance; (ii) since the Borrower will have paid the interest accrued on the principal amount of the Assign Loan for the period from August 9, 2017 to the Transfer Date to the Existing Lender before or on the Transfer Date, the Borrower shall no longer be obliged to pay the same amount of interest the New Lender.

(4)                                 On the Transfer Date, the New Lender becomes Party to the Finance Documents as a Lender. The Borrower, HK Subsidiary, PRC Subsidiary and PRC VIE acknowledge that their respective obligations under the Agreement shall not be reduced or changed in any way because of the execution of this Assignment Agreement.

(5)                                 The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 23.2 (Addresses) are set out in the Clause 10 herein.

(6)                                 The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 18.2 (Limitation of responsibility of Existing Lenders).

(7)                                 The Existing Lender and the Borrower hereby make the following representations and warranties to the New Lender: the principal amount of the Assigned Loan has been fully paid up to the Borrower by the Existing Lender, and the Borrower has not repaid any amount of the Assigned Loan to the Existing Lender.

(8)                                 The Existing Lender and the New Lender confirm that the New Lender is not an Obligor or an Affiliate of an Obligor.

(9)                                 The Existing Lender shall agree to amendments of (i) the shareholders agreement among the Borrower and all of existing shareholders of the Borrower and (ii) the memorandum and articles of association of the Borrower, which amendments shall grant the New Lender the right to convert all or a portion of the principal amount of the Assigned Loan plus any interest thereon into Series D1 preferred shares of the Borrower (“Series D1 Shares”) at any time prior to August 9, 2018 provided that the New Lender shall have fully fulfilled its payment obligations on the Transfer Date pursuant to this Assignment Agreement. Such amendments shall also provide that the number of Series D1 Shares to be issued upon conversion of any portion or all of the Assigned Loan shall be equal to the quotient obtained by dividing (x) the principal amount (plus interests incurred as of the conversion) of the Assigned Loan the New Lender elects to convert, which amount to be converted shall not exceed US$15,443,800 in any case, by (y) US$1.071803, subject to adjustments for share splits, share dividends, combinations, recapitalizations and similar events with respect to such shares.

(10)                          The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of the New Lender for any communication or document to be made or delivered under or in connection with the Agreement and the other Finance Documents is:

Address:

Fax:

Attention:

(11)                          Signature of this Assignment Agreement by the Borrower constitutes confirmation by the Borrower of receipt of notice of the assignment referred to in this Assignment Agreement.

(12)                          This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

(13)                          This Assignment Agreement, and all non-contractual obligations arising from or in connection with this Agreement, are governed by, and construed exclusively in accordance with, the laws of Hong Kong.

(14)                          This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

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Signature Page

Particle Inc. (Seal)

By:	/s/Ya Li

Name:	Ya Li

Particle (HK) Limited (Seal)

By:	/s/Ya Li

Name:	Ya Li

Beijing Particle Information Technology Co., Ltd. (Seal)

By:	/s/Ya Li

Name:	Ya Li

Beijing Yidianwangju Technology Co., Ltd. (Seal)

By:	/s/Ya Li

Name:	Ya Li

Phoenix New Media Limited (Seal)

By:	/s/Shuang Liu

Name:	Shuang Liu

Long De Cheng Zhang Culture Communication (Tianjin) Co., Ltd.（龙德成长文化传播（天津）有限公司） (Seal)

By:	/s/Sun Dongzhi

Name:	Sun Dongzhi